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DataMirror Unveils Integration Suite 2005: Best-of-Breed Software and Services Offered in a Single Solution

Integrated Suite Includes New Release of Flagship Real-Time Data Integration Solution,
Which Allows Customers to Simplify Administration and Reduce Programming Time and Costs

MARKHAM, CANADA - (September 27, 2004) - DataMirror® (Nasdaq: DMCX; TSX: DMC), a leading provider of real-time, secure data integration solutions, today introduced Integration Suite 2005, a complete, end-to-end solution designed to solve real-time data integration challenges across a breadth of relational databases and disparate computing platforms. DataMirror Integration Suite 2005 combines market-leading integration technology with unparalleled global services—providing the underlying infrastructure required for a successful data integration deployment.

"Many businesses today are faced with complex challenges that range from aggregating multi-vendor solutions for compatibility to minimizing IT expenditures and accelerating deployment time," says Nigel Stokes, CEO, DataMirror. "Integration Suite 2005 addresses these challenges by offering a single solution that fuses multiple products together that are easy to implement and administer, increasing productivity levels through reduced deployment time and costs. With Integration Suite 2005, customers can spend more time and resources managing their business—not their data."

Building on more than a decade of integration experience, DataMirror offers organizations increased flexibility and selection through its complete suite of solutions. Integration Suite 2005 encompasses virtually every kind of integration technology—spanning mainframes, midrange servers, and mobile devices. The following are some of the wide-ranging data integration capabilities and services that are delivered through the Suite:

  Unique change data capture, transform, and flow (CTF) functionality enables real-time data integration between disparate computing platforms, delivering current, end-to-end visibility into business operations

  Mainframe data integration allows easy and efficient integration between legacy environments, maximizing existing IT investments and improving mainframe system performance

  Real-time data distribution across heterogeneous systems enables effective data sharing and workload balancing, increasing network performance and operational efficiency

  Real-time data auditing strengthens internal controls for corporate and regulatory compliance

  Integration between XML, EDI, databases, and text formats enables dynamic, efficient data exchange with partners and suppliers

  Flexible relational database management and synchronization for Java-based embedded and enterprise mobility markets

  Real-time Web data delivery supports e-Commerce initiatives by allowing sensitive information to be published via the Web or private networks

  Full range of professional services—from project definition and management to technical expertise, enables the successful deployment of a data integration architecture

This collection of data integration functionality and services is interoperable, allowing customers to utilize specific data integration capabilities separately or in unison. The Suite also supports a host of business applications, including active data warehousing, business intelligence, business activity monitoring, customer relationship management, e-Business, data auditing/compliance, data distribution, and mobile computing.

With Integration Suite 2005, organizations can maximize and future-proof existing IT investments, reduce programming time and costs, improve network usage, and increase ease of use and manageability—significant advantages that deliver a low total cost of ownership.

DataMirror Transformation Server® 5.2

DataMirror introduces a new version of its flagship data integration software solution, DataMirror Transformation Server as a core component of Integration Suite 2005. With increased functionality aimed at helping companies share up-to-date data with customers, partners, and employees, Transformation Server 5.2 includes added flexibility, interoperability, and performance.

"DataMirror Transformation Server is a critical component of our business strategy and the release of 5.2 will enable us to simplify administration, reduce deployment time and costs, and execute a more streamlined and efficient data management process," says Jim Hill, Manager of Database Services, Tiffany & Co. "Transformation Server's robust, real-time data integration capabilities provide us with high visibility into inventory levels, sales reports, e-Business channels, and other business-critical operations, allowing us to better manage sales cycles and deliver superior customer experiences worldwide."

Transformation Server 5.2 offers organizations more innovative data integration functionality through the following new and enhanced features:

  Extended Update Options: New summarization, row consolidation, and adaptive apply features offer added flexibility in replication and database design and improve querying/reporting capabilities, allowing customers to save time, resources, and money that would otherwise be spent on lengthy programming and administration.

  Oracle Redo Log Capture: This new data capture mechanism operates as part of the normal database-logging process and analyzes data from Oracle redo logs, thereby minimizing source database and application overhead and allowing organizations to benefit from enhanced performance and scalability as well as reduced data latency.

  Role-Based Security: Organizations can improve network and user security by defining the range of operations that each administrator can perform. User access control applies to Enterprise Administrator applications, a graphical, intuitive user interface that monitors complex integration networks, command line functions, and application programming interfaces.

  Enhanced Platform Support: Transformation Server now includes support for Oracle 10g, IBM i5/OS V5R3, and Microsoft Windows 2003, allowing customers to further leverage their existing systems and applications to achieve real-time data integration.

"This next generation solution has raised the bar considerably for data integration standards," explains Stokes. "The new and enhanced features set in motion more efficient and effective ways of integrating data in real time across an enterprise. As an integral component of Integration Suite 2005, Transformation Server 5.2 allows customers to spend less time on implementation, programming, and administration and more time balancing budgets and resources—factors that are of significant importance in today's competitive business environment."

Professional Services

DataMirror Professional Services provides a full range of services and education offerings to help customers make the most of their software implementations—from project definition and management to specific technical expertise at any phase of a project. DataMirror's proven methodology has helped numerous customers worldwide successfully design and implement a suite of integrated solutions, which allows them to become more productive and profitable by increasing their efficiency through accelerated deployment time, increased production time, improved planning, and integrated knowledge management. For more information, visit http://www.datamirror.com/services

About DataMirror DataMirror (Nasdaq: DMCX; TSX: DMC), a leading provider of live, secure data integration software solutions, gives companies the power to manage and monitor their corporate data in real time. DataMirror's comprehensive family of software solutions helps customers easily and cost-effectively capture, transform, and flow data throughout the enterprise. DataMirror unlocks the experience of now™ by providing the live, secure data access, integration, and protection companies require today across all computers in their business.

Over 1,900 companies have transformed their business models and created competitive advantage with DataMirror software, including Debenhams, FedEx Ground, First American Bank, OshKosh B'Gosh, Priority Health, Tiffany & Co., and Union Pacific Railroad. DataMirror is headquartered in Markham, Canada, and has offices around the globe. For more information, visit www.datamirror.com.

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"Safe Harbour" Statement under the United States Private Securities Litigation Reform Act of 1995:

Forward-looking statements in this press release, including statements regarding DataMirror Corporation's business which are not historical facts, are made pursuant to the "safe harbour" provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements of plans, objectives, strategies and expectations. The words "anticipate", "believe", "estimate" and "expect" and similar expressions are intended to identify forward-looking statements. Numerous important factors affect DataMirror's operating results and could cause DataMirror's actual results to differ materially from the results indicated by this press release or by any forward-looking statements made by, or on behalf of, DataMirror, and there can be no assurance that future results will meet expectations, estimates or projections. These factors include, but are not limited to, the following: the difficulty of developing, marketing and selling new products successfully; variability of quarterly operating results; dependence upon the continued growth and success of DataMirror's software products; competition; rapid technological change and new product introductions; dependence upon continued growth in the database and enterprise data integration markets; dependence upon relationships with complementary vendors and distribution channels; the ability to recruit and retain key personnel; risks of international operations, including currency exchange rate fluctuations and global economic conditions; possible software errors or defects; possible infringement claims by third parties; and other factors discussed in DataMirror's Annual Information Form and other periodic filings with the United States Securities and Exchange Commission and other regulatory authorities. Should one or more of these risks or uncertainties materialize, or should assumptions underlying the forward-looking statements prove incorrect, actual results may vary materially from those indicated in any forward-looking statements. DataMirror disclaims and does not assume any obligation to update these forward-looking statements.

Copyright 2004 DataMirror Corporation. DataMirror and the DataMirror family of related marks are registered trademarks of DataMirror Corporation. DataMirror and the DataMirror logo are registered in the U.S. Patent and Trademark office, the Canadian Intellectual Property Office, and may be pending or registered in other countries. All other products and services mentioned are trademarks of their respective companies.